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                                                                   EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated October 2, 2003 relating to the financial statements and financial statement schedules of Universal Technical Institute, Inc., which appear in such Registration Statement. We also consent to the reference to us under the headings "Experts" and in such Registration Statement.


PricewaterhouseCoopers LLP

/s/ PricewaterhouseCoopers LLP

Phoenix, Arizona
October 3, 2003